UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 20, 2012

Date of Report (Date of earliest event reported)

Ruckus Wireless, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35734	54-2072041
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 West Java Drive Sunnyvale, California		94089
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 265-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Certificate of Incorporation or Bylaws

Amendment and Restatement of Certificate of Incorporation

On November 20, 2012, Ruckus Wireless, Inc. (the “Company”) filed an amended and restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the closing of the Company’s initial public offering of shares of its common stock. As described in the Registration Statement on Form S-1 (File No. 333-184309), the Company’s board of directors and stockholders previously approved the Restated Certificate to be effective upon the closing of the initial public offering.

A copy of the Restated Certificate is furnished herewith as Exhibit 3.1 and is incorporated herein by reference.

Amendment and Restatement of Bylaws

Effective as of November 20, 2012, the Company adopted amended and restated bylaws (the “Restated Bylaws”) in connection with the closing of the Company’s initial public offering of shares of its common stock. The Company’s board of directors previously approved the Restated Bylaws to be adopted in connection with, and to be effective upon, the closing of the Company’s initial public offering.

A copy of the Restated Bylaws is furnished herewith as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Ruckus Wireless, Inc.

3.2 (1)	Amended and Restated Bylaws of Ruckus Wireless, Inc.

(1)	Previously filed as Exhibit 3.4 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-184309), filed with the Commission on October 5, 2012, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ruckus Wireless, Inc.

Dated: November 20, 2012
	By:	/s/ Seamus Hennessy
Seamus Hennessy
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Ruckus Wireless, Inc.

3.2 (1)	Amended and Restated Bylaws of Ruckus Wireless, Inc.

(1)	Previously filed as Exhibit 3.4 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-184309), filed with the Commission on October 5, 2012, and incorporated herein by reference.